Exhibit 10.3

SCHEDULE OF PARTIES TO
MANAGEMENT AND EXECUTIVE EMPLOYMENT AGREEMENT

Parties to current form of amended and restated management agreement:

Name	Title
H. Chris Killingstad	President and Chief Executive Officer
David W. Huml	Senior Vice President, EMEA, APAC, Global Marketing and Operations
Carol E. McKnight	Senior Vice President, Chief Administrative Officer
Richard H. Zay	Senior Vice President, The Americas, and Research & Development